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                            RESTRUCTURING AGREEMENT

Perot Systems Corporation ("Perot Systems") and TenFold Corporation ("TenFold") enter into this Restructuring Agreement ("Agreement") as of December 8, 2000 (the "Effective Date"). (Perot Systems and TenFold may be referred to herein each as a "Party" and together as the "Parties".)

Whereas effective May 1, 1999, the Parties entered into a Strategic Alliance Agreement; and

Whereas effective June 30, 1999, the Parties entered into a Master Services Agreement; and

Whereas effective April 10, 2000, TenFold and Perot Systems Healthcare Services Corporation ("PSHS") entered into a Master Services Agreement and Task Order No. TF/PSHS-001; and

Whereas effective April 10, 2000, TenFold, PSHS, and Cedars-Sinai Medical Center ("Cedars") entered into a Rebate Agreement; and

Whereas effective April 10, 2000, Data Securities International, Inc., TenFold, and Cedars entered into a Preferred Escrow Agreement for the Universal Application ("Escrow Agreement"); and

Whereas effective June 30, 2000, the Parties entered into an Amended and Restated Strategic Alliance Agreement ("ARSAA"), a Reseller Agreement, and an Amended and Restated Master Services Agreement; and

Whereas effective June 30, 2000, TenFold and PSHS entered into an Amended and Restated Master Services Agreement; and

Whereas as of the Effective Date hereof, the Parties are entering into a Second Amended and Restated Master Services Agreement and a Task Order No. TF/Perot-005 thereunder; and

Whereas as of the Effective Date hereof, TenFold and PSHS are entering into a Second Amended and Restated Master Services Agreement (together with the Second Amended and Restated Master Services Agreement between the Parties, the "Second Amended and Restated Master Services Agreements"); and

Whereas the Parties do not intend this Agreement or any of the other agreements of even date herewith recited above to alter the rights and liabilities of the parties to the Rebate Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.  Termination of ARSAA.  The Parties hereby terminate the ARSAA; provided,
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however, that Section 2.5 of the ARSAA shall revive upon the occurrence of  the circumstances set forth Section 4 hereof below; and further provided that notwithstanding Section 9.5 ("Survival of Certain Provisions") of the ARSAA, only Sections 6.1 ("Pre-Existing Works") and 6.5 ("Confidential Information") shall survive.
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2.  Termination of Reseller Agreement.  The Parties hereby terminate the
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Reseller Agreement; provided, however, that notwithstanding Section 6.5
("Survival") of the Reseller Agreement, only Section 2.7 ("Title"), paragraph
(a) of Section 6.3 ("Rights upon Termination or Expiration"), and Section 8.1 ("Nondisclosure") shall survive. Upon the execution of this Agreement, Perot Systems shall return to TenFold all materials (and any copies thereof) delivered to Perot Systems by TenFold in connection with the Reseller Agreement.

3.  Mutual Release.  Each Party forever releases the other Party from any and
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all claims, whether or not matured, pending, or asserted, whether based in contract, tort, or other cause of action, whether foreseen or unforeseen, arising out of or related to any representation, action, omission, or event occurring in the past or future with respect to the Strategic Alliance Agreement, the ARSAA, or the Reseller Agreement, except for claims arising after the Effective Date under this Agreement.

4.  Payments.  TenFold shall pay $2,000,000 to Perot Systems on the following
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schedule:


          Date                         Amount
          ----                         ------
          Feb. 15, 2001              $236,000
          Mar. 15, 2001              $441,000
          Apr. 16, 2001              $441,000
          May  15, 2001              $441,000
         June  15, 2001              $441,000

The payments set forth in this paragraph shall be on or before the date specified, without demand or invoice from Perot Systems. Payment shall be made by wire transfer to:

     Receiving Bank: Bank of America, San Francisco
     ABA Routing #:  121000358
     Beneficiary:  Perot Systems Corporation
     Account #: 12339-26853

Interest shall accrue on any amounts received late at 1.5% per month, pro-rated for partial months on the basis of a 30-day month, or the maximum rate allowed by law if less.

If TenFold obtains financing enabling it to raise at least $20,000,000 in cash prior to making the payments set forth in this Section 4, whether or not it actually draws down the cash, it will repay half of the then-outstanding balance of the $2,000,000 within 30 days of closing such financing transaction. If TenFold obtains financing enabling it to raise at least $30,000,000 in cash prior to making the payments set forth in this Section 4, whether or not it actually draws down the cash, it will repay the entire outstanding balance of the $2,000,000 within 30 days of closing such financing transaction.

If any payment under this Section 4 or under Section 2(c) of the Second Amended and Restated Master Services Agreement between the Parties is more than 30 days overdue in whole or in part, Section 2.5 of the ARSAA shall automatically revive. The first time that any such payment is more

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than 30 days overdue, if TenFold pays the unpaid amount together with accrued interest within 60 days after it was due, Section 2.5 shall again abate.Section
2.5 shall not abate on a second or subsequent occasion of any such payment being more than 30 days overdue.

5.  Deposit Materials; Hiring.  If Cedars rightfully obtains access under the
    -------------------------
Escrow Agreement to the "deposit materials" as defined therein: (i) if Cedars request that Perot Systems or PSHS have access to the deposit materials, TenFold will not object to PSHS or Perot Systems having access to the deposit materials solely for the purpose of supporting Cedars' use of applications that Cedars licensed from TenFold, and (ii) notwithstanding anything to the contrary in the Second Amended and Restated Master Services Agreements, TenFold will permit PSHS and/or Perot Systems to solicit and hire employees or former employees of TenFold who performed work for Cedars.

6.  Statute of Limitations.  Neither Party may assert a claim against the other
    ----------------------
Party under this Agreement more than two years after the date that such claim arose.

7.  Waiver.  No change, waiver, or discharge hereof shall be valid unless in
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writing and signed by the Party against which it is sought to be enforced. No delay or omission by either Party to exercise any right or power hereunder will impair such right or power or be construed as a waiver thereof. A waiver by either Party of any of the obligations to be performed by the other Party or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other obligation herein contained.

8.  Severability. If any provision of this Agreement is declared or found to be
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illegal, unenforceable or void, then the Parties will be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the Parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting another provision that is legal and enforceable and achieves the same objective. If such illegal, unenforceable or void provision does not relate to the payments to be made to Perot Systems hereunder and if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

9.  Governing Law.  The substantive laws of the State of Delaware will govern
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all questions concerning the construction, validity and interpretation of this
Agreement and the performance of the obligations imposed hereunder. Any dispute between the Parties to this Agreement, either with respect to the interpretation of any terms hereof or with respect to the performance by a Party of its obligations hereunder, will be resolved as provided in this Section 9. The Parties will diligently seek to resolve all disputes pursuant to this Section 9, without resort to the more formal proceedings described herein. If any continuing dispute between the Parties is not resolved after reasonable attempts to resolve such dispute are made by either Party, then, prior to initiating arbitration or litigation under this Agreement, upon request of either Party, each Party will appoint a senior manager who does not spend most of his or her time directly involved in performance of this Agreement to meet with the other Party's designee to endeavor to resolve such dispute. These senior managers will meet as often as they deem appropriate and will negotiate in good faith to resolve the

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dispute without the necessity of any formal proceeding. During the course of such negotiations, all reasonable requests made by one Party to the other for information will be honored. Both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved, except to the extent that such obligations are in dispute, unless and until this Agreement expires or is terminated in accordance with its terms. Each Party shall be responsible for its own costs and expenses, including attorney's fees, associated with these meetings. Any dispute that is not resolved through negotiation pursuant to this Section 9 will be settled exclusively by final and binding arbitration in accordance with the following:

     (a) American Arbitration Association Rules.  Except as specified below or
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     otherwise agreed in writing, the arbitration will be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association.

     (b) Demands and Counterclaims.  Any demand for arbitration or any
         -------------------------
     counterclaim will specify in reasonable detail the facts and legal grounds forming the basis for the claimant's request for relief, and will include a statement of the total amount of damages claimed, if any, and any other remedy sought by the claimant.

     (c) Panel and Location.  The arbitration will be conducted by an
         ------------------
     arbitration panel consisting of a single neutral arbitrator selected in accordance with those Commercial Arbitration Rules. The arbitration proceedings will take place in Wilmington, Delaware.

     (d) Panel Actions.  The arbitration panel may render awards of monetary
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     damages, direction to take or refrain from taking action, or both. However, the arbitration panel may not and does not have the power to make awards in contravention of an express limitation or release in this Agreement. The arbitration panel may, at its discretion, require any Party to the arbitration to reimburse any other party to the arbitration for all or any part of the expenses of the arbitration paid by the other party and the attorneys' fees and other expenses reasonably incurred by the other party in connection with the arbitration. Judgment upon the award rendered in the arbitration may be entered in any court of competent jurisdiction.

The Parties agree that the provisions of this Section 9 will not apply when a Party makes a reasonable determination in good faith that a breach of the terms of this Agreement by the other Party is such that the damages to the determining Party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the most appropriate remedy, and that Party seeks such relief. This Section 9 will not be construed to prevent a Party from instituting, and a Party is authorized to institute, litigation solely and exclusively (i) to toll the expiration of any applicable limitations period;
(ii) to preserve a superior position with respect to other creditors in a bankruptcy proceeding; (iii) to seek immediate injunctive relief with respect to an infringement or alleged infringement of such Party's intellectual property rights; (iv) to enforce an arbitration award under this Section 9; or (v) as permitted under this Section 9. Subject to the foregoing, this Section 9 will provide the exclusive procedure for resolving disputes under this Agreement. Any litigation under this Agreement or any Task Order will be brought in a state or federal court sitting in Wilmington, Delaware. Each Party will continue performing its respective obligations under this Agreement while any dispute submitted to arbitration or litigation under this Section 9 is being

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resolved until such obligations are terminated by the expiration or termination of this Agreement or by a final and binding arbitral award, order, or judgment to the contrary under this Section 9.

10.  Media Releases.  Neither Party will use the other Party's name, trademarks
     --------------
or service marks or refer to the other Party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement to the extent the materials in such media release, announcement or disclosure have not previously been made publicly available without the other Party's prior written approval which shall not be unreasonably withheld. Neither Party shall use the other Party's trademarks or service marks without the other Party's prior review of the quality of such project or product or otherwise in accordance with the other Party's instructions. Notwithstanding the other provisions set forth in this Section 10, either Party may make such public announcements and disclosures relating to this Agreement as are required, based on the advice of such disclosing Party's counsel, by applicable law or regulations governing NASDAQ.

11.  Assignment.  This Agreement will be binding upon and inure to the benefit
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of each Party and its respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder may or can be assigned by either Party without the prior written consent of the other Party, except that either Party may assign this Agreement to (a) any affiliate of such Party, or (b) the surviving entity in connection with the merger, consolidation, or sale of substantially all of the assets of such Party.

12.  Notices.  All consents, notices, requests, demands, and other
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communications to be given or delivered under or by reason of this Agreement will be in writing and will be deemed given when delivered personally against receipt, on the next business day when sent by overnight courier, and on the fifth business day after being mailed by certified U.S. mail, return receipt requested, to each Party at the following address (or to such other address as that Party may have specified by notice given to the other Party pursuant to this provision):

     Client:  TenFold Corporation                  Perot Systems Corporation
              180 West Election Road, Suite 100    12404 Park Central Drive
              Draper, Utah 84020                   Dallas, Texas 75251
              Attn:  General Counsel               Attn:  General Counsel

13.  Entire Agreement.  This Agreement, the Second Amended and Restated Master
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Services Agreement between TenFold and Perot Systems together with Task Order
No. TF/Perot-005, and the Second Amended and Restated Master Services Agreement between TenFold and PSHS constitute the final, entire, and exclusive agreement between the Parties with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument duly executed by or on behalf of each Party.

                       [Signatures appear on next page.]


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

Agreed by TenFold:                  Agreed by Perot Systems:

TENFOLD CORPORATION                 PEROT SYSTEMS CORPORATION


By: _____________________           By: __________________________
Name: Martin F. Petersen            Name:_________________________
Title: January 8, 2001              Title: January ___, 2001

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